EXHIBIT 32.2

In connection with the Quarterly Report of Creative Learning Corporation (the “Company”) on Form 10-Q for the period ending December 31, 2018 as filed with the Securities and Exchange Commission (the “Report”), Bart J. Mitchell, the Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of operation of the Company.

November 22, 2019	By:	/s/ Bart J. Mitchell
Bart J Mitchell,
Chief Executive Officer, Board Member (Principal Executive Officer)